                                                                   EXHIBIT 23.1


                        CONSENT OF ROSENMAN & COLIN LLP

         We hereby consent to the references to this firm in the Registration Statement on Form S-4 of Shelbourne Properties II, Inc. under the captions "SUMMARY," "THE CONVERSION," "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS."



ROSENMAN & COLIN LLP



New York, New York
February 6, 2001